Exhibit (h)(9)

SECOND AMENDMENT TO SECURITIES LENDING AGENCY AGREEMENT

THIS SECOND AMENDMENT (this “Amendment”) to the Securities Lending Agency Agreement is dated as of May 10, 2013, by and between the series listed on Schedule 1 to the Agreement of PNC Funds, an investment company organized under the laws of Delaware (each, a “Fund” and together, the “Funds”), and Brown Brothers Harriman & Co. (“BBH&Co.”).

Reference is made to the Securities Lending Agency Agreement dated as of August 24, 2011 by and between the Fund and BBH&Co., as amended from time to time and as in effect on the date hereof prior to giving effect to this Amendment (the “Agreement”).  Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to them in the Agreement.

WHEREAS, the Fund and BBH&Co. have agreed to make certain modifications to the terms of the Agreement as further detailed herein;

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree to amend the Agreement as follows:

A.                                    Amendments to the Agreement

1.                                      Section 5.2.1 of the Agreement is hereby amended by deleting the last sentence thereof, which states:

“BBH&Co. is authorized in respect of any securities loan or loans to consent to any adjustment in the amount available to be drawn under any letter of credit in order to satisfy any requirement under an SLA to return excess Collateral to the Approved Borrower as a result of marking-to-market.”

2.                                      Effective as of August 24, 2011, the Agreement is hereby amended by deleting Schedule 1 in its entirety, and substituting therefor Schedule 1 attached hereto.

3.                                      The Agreement is hereby amended by deleting Schedule 5 in its entirety, and substituting therefor Schedule 5 attached hereto.

4.                                      The Agreement is hereby amended by deleting Schedule 7 in its entirety, and substituting therefor Schedule 7 attached hereto.

B.                                    Miscellaneous

1.                                      Other than as amended hereby, the Agreement remains unchanged and in full force and effect.  The Fund hereby ratifies and affirms all terms and provisions of the Agreement, as amended to date and hereby.

2.                                      This Amendment shall be governed in accordance with the terms set forth in Section 26 of the Agreement.

3.                                      This Amendment may be executed in multiple original counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Amendment.

[Signature Page Follows]

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IN WITNESS WHEREOF, each of the parties has caused their duly authorized representatives to execute this Amendment to the Agreement, effective as of the first date written above.

PNC FUNDS, ON BEHALF OF EACH OF THE SERIES/PORTFOLIOS LISTED ON SCHEDULE 1		BROWN BROTHERS HARRIMAN & CO.

By:	/s/ John Kernan	By:	/s/ Mark Payson Jr.
Name: John Kernan		Name: Mark Payson Jr.
Title: Treasurer		Title: Managing Director

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SCHEDULE 1

Series/Portfolio	Available Securities

PNC BALANCED ALLOCATION FUND	*
PNC BOND FUND	*
PNC GOVERNMENT MORTGAGE FUND	*
PNC HIGH YIELD BOND FUND	*
PNC INTERMEDIATE BOND FUND	*
PNC INTL EQUITY FUND (GE)	*
PNC INTL EQUITY FUND (PNC)	*
PNC INTL EQUITY FUND (POLARIS)	*
PNC LARGE CAP CORE EQUITY FUND	*
PNC LARGE CAP GROWTH FUND	*
PNC LARGE CAP VALUE FUND	*
PNC LIMITED MATURITY BOND FUND	*
PNC MID CAP VALUE FUND	*
PNC MULTI-FACTOR SMALL CAP CORE FUND	*
PNC MULTI-FACTOR SMALL CAP GROWTH FUND	*
PNC MULTI-FACTOR SMALL CAP VALUE FUND	*
PNC RETIREMENT INCOME FUND†	*
PNC S&P 500 INDEX FUND	*
PNC SMALL CAP CORE FUND	*
PNC TARGET 2020 FUND†	*
PNC TARGET 2030 FUND†	*
PNC TARGET 2040 FUND†	*
PNC TARGET 2050 FUND†	*
PNC TOTAL RETURN ADVANTAGE FUND	*
PNC ULTRA SHORT BOND FUND	*

* All Securities held in custody with the Funds’ custodian (or subcustodians).

† Effective October 1, 2012

SCHEDULE 5

LIST OF APPROVED PERSONS

For the Fund:	For the Agent:

Savonne Ferguson	Christine Donovan
Andrew Harding	Keith Haberlin
John Kernan	Neil Hiralall
Mark McGlone	Julie Hubbard
Jason Schumacher	Mark Payson
Jennifer Spratley	Thomas Poppey
Elizabeth Seidel

SCHEDULE 7

NOTICES

If to the Fund:

Address:	c/o PNC Capital Advisors, LLC
One East Pratt Street
Baltimore, Maryland 21202
Attn: Jennifer Spratley
Telephone:	410-237-5852
Facsimile:	410-230-9220

If to the Agent:

Address:	Brown Brothers Harriman & Co.
50 Milk Street
Boston, MA 02109
Attn: Elizabeth Seidel
Telephone:	617.772.6146
Facsimile:	617.772.2404